Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Acquires Mirametrix

— Expands Software Portfolio with Complementary AI and Computer Vision Capabilities —

HILLSBORO, Ore. - Nov. 15, 2021 - Lattice Semiconductor Corporation (NASDAQ: LSCC), today announced it has acquired Mirametrix, Inc., a software company focused on advanced artificial intelligence (AI) solutions for computer vision applications, in an all-cash, accretive transaction. Mirametrix software has been successfully deployed in more than 20 million end user systems worldwide. Combining Mirametrix’s expertise with Lattice’s innovative hardware and software solution stacks creates an end-to-end AI and computer vision solution that spans from the hardware to the application layer.

“Providing easy-to-use application-specific software solution stacks continues to be a key part of our strategy to make it easy for customers to adopt Lattice and get to market quickly. Adding Mirametrix’s proven AI and computer vision software to our existing solution stack portfolio will make it even easier for our customers to quickly add more intelligence to their applications,” said Jim Anderson, President and CEO, Lattice Semiconductor. “Having worked closely with Mirametrix as a partner for nearly two years, we are excited to welcome them to Lattice as we continue to expand our talented software team.”

“Mirametrix was founded with the vision of driving a new era in human-computer interaction and delivering more natural and intuitive user experiences,” said Denis Lavallee, CEO, Mirametrix. “We are excited to join the Lattice family and to accelerate AI and computer vision innovation together.”

For more information, please visit:

●	www.latticesemi.com
●	www.mirametrix.com

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

About Mirametrix

Mirametrix is leading a new era in personal computing and natural human-computer interactions and driving product innovation strategies around the concept of smarter devices/vehicles. An AI/Computer Vision software company based in Montreal (Canada), the company has developed the most advanced Attention Sensing technology (face, eye, gaze, object). Working with the most prestigious global brands, the company brings to market novel user experiences in consumer electronics and automotive. For more information, visit www.mirametrix.com.

Forward-Looking Statements

Information set forth in this press release, including statements related to the expected opportunity, product capabilities, accretion, and other effects of the acquisition of Mirametrix constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on various assumptions and the current expectations of management of Lattice and may not be accurate because of the risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Lattice. Forward-looking statements included herein are made as of the date hereof, and Lattice undertakes no obligation to publicly update or revise any forward-looking statement unless required by law to do so.

Major risks, uncertainties and assumptions include, but are not limited to: market trends and drivers; unexpected costs and limitations associated with the acquisition of Mirametrix; challenges to management’s plans, strategies and objectives, including related to the acquisition of Mirametrix; the ability to successfully operate and integrate Mirametrix into Lattice, the ability to retain and integrate Mirametrix employees into Lattice, operational and financial results, including the expectation that the acquisition will be accretive; disruptions to Lattice’s business; and other factors, such as those described under “Risk Factors” in Lattice’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks or uncertainties.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries. The use of the word “partner” does not imply a legal partnership between Lattice and any other entity.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.